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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8 - K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934

      Date of Report (Date of Earliest Event Reported)       June 18, 1999
                                                      --------------------------


                             APPAREL VENTURES, INC.
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             (Exact Name of Registrant as specified in its charter)


            DELAWARE                                    95 - 4475766
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(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)


204 WEST ROSECRANS, GARDENA, CALIFORNIA                     90248
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(Address of principal executive offices)                  (Zip Code)

                                (310) 538 - 4980
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              (Registrant's telephone number, including area code)


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ITEM 5.     OTHER EVENTS

            The Company has reported to its bank that for the period ended April 30, 1999 the Company was not in compliance with certain of its covenants under its loan agreement, which constitutes an event of default. The bank has rejected the Company's request for a waiver for the event of default and has exercised certain rights under the loan agreement, including a reduction of the credit limit from $32 million to $18 million, elimination of inventory from the borrowing base formula, and elimination of the seasonal overadvance provision of the loan which makes additional funds available from August through March.

            The actions of the bank have triggered a tightening of trade credit from vendors. Most vendors have placed the Company on a cash-with-order or cash-before-delivery basis. The Company is rationing its cash reserves to meet current obligations.

            The bank has further indicated to the Company that it may exercise further rights under the loan agreement should the Company fail to reach a satisfactory debt restructuring agreement with its bondholders by June 30, 1999. The bondholders have been notified of the position of the bank and vendors, as discussed above, and are evaluating a financial restructuring plan proposed by the Company. Management believes the Company will be unable to continue to operate in the near term without an adequate restructuring agreement and ultimately greater levels of working capital support from its bank and trade credit from its vendors.








                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       APPAREL VENTURES, INC.




        June 18, 1999                  /s/  WILLIAM F. SINGLETARY
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            Date                       WILLIAM F. SINGLETARY
                                       Chief Financial Officer
                                       (Duly authorized officer and
                                       principal financial and
                                       accounting officer)


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